Exhibit 10.3
LOTS Intermediate Co.
Subordinated Debenture Purchase Agreement
Dated as of June 20, 2007

LOTS Intermediate Co.
Subordinated Debenture Purchase Agreement
Dated as of June 20, 2007

i

EXHIBITS
A	Form of Subordinated Debenture

June 20, 2007
To:	The Persons listed on Schedule 1.1 attached hereto:

Re:	Subordinated Debentures
Ladies and Gentlemen:
     LOTS Intermediate Co., a Delaware corporation (the “Company”) hereby agrees with you as follows:
ARTICLE I
PURCHASE AND SALE OF DEBENTURES
     1.1 Purchase and Sale of Subordinated Debentures. At the Closing (as herein defined), the Company will sell to you (the “Purchasers”) Subordinated Debentures of the Company (the “Debentures”) in the aggregate principal amount of $20,000,000. The Debentures shall be in the form of Exhibit A attached hereto.
     1.2 Merger. Pursuant to a certain Agreement and Plan of Merger dated as of March 7, 2007 (the “Merger Agreement”), Los Acquisition Co. (“Los”) will merge (the “Merger”) with and into Life of the South Corporation, the parent of the company (“Parent”), with Parent continuing as the surviving corporation and continuing to own all the shares of the Company. The closing of the Merger shall occur immediately following the closing of the purchase of Debentures hereunder. Terms used as defined terms herein and not otherwise defined shall have the meaning set forth in the Merger Agreement.
     1.3 Closing. Subject to the satisfaction or waiver of the conditions set forth in Articles VII and VIII hereof, the purchase of the Debentures shall be made at a closing (the “Closing”) to be held at the offices of Weil, Gotshal & Manges, LLP, 100 Federal Street, Boston, Massachusetts, immediately prior to the closing of the Merger (the “Closing Date”). Payment at the Closing for the Debentures shall be by wire transfer payable in immediately available federal funds. Each Purchaser shall pay that amount for the Debentures being acquired by it at the Closing as described on Schedule 1.1 hereof. At the Closing, the Company will deliver to each Purchaser one or more notes representing the Debentures purchased by such Purchaser, in such denominations and issued in such names as may be requested by such Purchaser.

     1.4 Use of Proceeds. The proceeds from the sale of the Debentures, plus (i) the proceeds from equity investment by the owners of Los in Los, plus (ii) the proceeds of the $35,000,000 sale of trust preferred securities issued pursuant to Wilmington Trust Company indenture (the “Trust Preferred Financing”), shall be used as consideration in the Merger pursuant to the Merger Agreement.
     1.5 Description of Debentures. The Debentures shall have the following terms, and shall be entitled to the following rights and benefits:
          (a) The principal amount of the Debentures shall be payable in full on June 20, 2012;
          (b) The Company may prepay the Debentures from time to time in whole or in installments of $100,000, for an amount equal to any accrued but unpaid interest on the Debentures being repaid plus the following percentages of the principal amount being repaid during the periods indicated:

On or prior to the following	Prepayment Price (% of
anniversary of the Closing Date	principal amount outstanding)

First	103%
Second	102%
Third	101%
Fifth	100%
Each such prepayment shall be preceded by at least two Business Days’ notice. Any partial prepayment of the Debentures shall be allocated among all holders of Debentures pro rata in proportion to the principal amount of the Debentures held by each. All payments or prepayments hereunder shall be subject to the terms of Article VI.
          (c) The Debentures shall become due and payable in full, together with any applicable premiums (i) upon consummation of a Change of Control and (ii) upon the declaration of acceleration in the event of an Event of Default (or automatically if the Event of Default is pursuant to Section 8.1(5) herein).
          (d) The Debentures shall bear interest from the date of issuance until the date of payment of principal in full. Interest shall be computed on the basis of a 360-day year and the actual number of days elapsed, on the unpaid principal amount of the Debentures at the rate of 14% per annum (the “Applicable Interest Rate”). Interest shall be payable on each March 31, June 30, September 30, and December 31 for the respective three month period ending on such date, commencing on June 30, 2007, or, if any such day is not a Business Day, on the next succeeding Business Day.
          (e) All payments of principal and interest on the Debentures shall be made by the Company in lawful money of the United States of America in immediately available federal funds (or at the request of the holder of a Debenture, by certified or bank check or wire transfer) on the date such payment is due.

          (f) The indebtedness evidenced by the Debentures shall be junior and subordinate in right of payment to all Senior Debt, as that term is defined in Article V hereof.
          (g) The parties agree that the issue price of the Debentures shall be their face amount for federal income tax purposes.
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     In order to induce the Purchasers to purchase the Debentures, the Company makes to the Purchasers all of the representations and warranties made by Parent in Article V of the Merger Agreement, as if set forth herein in full, which shall be true, correct and complete in all respects on the date hereof and shall be true, correct and complete in all material respects as of the Closing; except for those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which shall be true as of such date or with respect to such period of time. In addition, the Company makes to the Purchasers the following representations and warranties which shall be true, correct and complete in all respects on the date hereof and shall be true, correct and complete in all material respects as of the Closing.
     2.1 Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own its properties and to own, lease and operate its properties and to carry on its business as now conducted and as currently proposed to be conducted.
     2.2 Authorization. The Company has all necessary corporate power and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by the Company of this Agreement and all agreements entered into by the Company in connection herewith and therewith (the “Related Agreements”) and the consummation of the transactions contemplated herein or therein, and for the due authorization, issuance and delivery of the Debentures. The issuance of the Debentures does not require any further corporate action and is not and will not be subject to any preemptive right, right of first refusal or the like. This Agreement and the Related Agreements will each be a valid and binding obligation of the Company enforceable in accordance with its respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).
     2.3 Government Approvals. No consent, approval, license or authorization of, or designation, declaration or filing with, any court or governmental authority is or will be required on the part of the Company in connection with the execution, delivery and performance by the Company of this Agreement or any of the Related Agreements and any other agreements or instruments executed by the Company in connection herewith or therewith, or in connection with the issuance of the Debentures, except for those which have already been made or granted.

ARTICLE III
AFFIRMATIVE COVENANTS OF THE COMPANY
     Without limiting any other covenants and provisions hereof, the Company covenants and agrees that it will observe the following covenants on and after the Closing Date and until the repayment in full of all obligations under the Debentures.
     3.1 Accounts and Reports. The Company will, and will cause each of its Subsidiaries to, maintain a system of accounts in accordance with generally accepted accounting principles consistently applied and the Company will, and will cause each of its Subsidiaries to, keep full and complete financial records. The Company will furnish to each Purchaser that holds Debentures in principal amount of more than $2,000,000 in the aggregate, the information set forth in this Section 3.1.
          (a) Within one hundred twenty (120) days after the end of each fiscal year, a copy of the consolidated and consolidating balance sheet of the Company and its Subsidiaries as at the end of such year, together with consolidated and consolidating statements of income, shareholders’ equity and cash flow of the Company and its Subsidiaries for such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all in reasonable detail and accompanied by the unqualified report of Johnson and Lambert or of one of the four largest public accountant firms (measured by total revenues), which firm shall be selected by the Board of Directors of the Company; provided that such consolidating statements need not be audited.
          (b) Within forty-five (45) days after each of the first 3 quarters of each fiscal year, a preliminary consolidated and consolidating balance sheet of the Company and its Subsidiaries as of the end of such quarter and preliminary consolidated and consolidating statements of income, shareholders’ equity and cash flow for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail.
          (c) At the time of delivery of each monthly and annual statement, a certificate, executed by either the president or chief financial officer of the Company stating that such officer has caused the terms of the documents related to the Trust Preferred Financing to be reviewed and has no knowledge of any default by the Company or any Subsidiary in the performance or observance of any of the provisions thereof or, if such officer has such knowledge, specifying such default.
          (d) Promptly upon receipt thereof, any written report, so called “management letter”, and any other reports submitted to the Company or any Subsidiary by its independent public accountants relating to the business, prospects or financial condition of the Company and its Subsidiaries;
          (e) Promptly after the commencement or occurrence thereof, notice of (i) all actions, suits and proceedings before any court or governmental department, commission, board,

bureau, agency or instrumentality, domestic or foreign, affecting the Company (or any Subsidiary) which, if successful, would have a material adverse effect on the business, condition or results of operations of the Company and its Subsidiaries, taken as a whole; and (ii) all material defaults by the Company or any Subsidiary (whether or not declared) under any agreement for money borrowed (unless waived or cured within applicable grace periods);
          (f) Such other information with regard to the business, properties or the condition or operations, financial or otherwise, of the Company or its Subsidiaries as the Purchasers may from time to time reasonably request.
     3.2 Compliance with Laws, etc. The Company will comply (and cause each of its Subsidiaries to comply) with all applicable laws, rules, regulations and orders of any governmental authority, the noncompliance with which would have a material adverse effect on the business, condition or results of operations of the Company and its Subsidiaries, taken as a whole.
     3.3 Inspection. At any reasonable time during normal business hours and from time to time, but not more frequently than once per calendar quarter for all Purchasers and transferees of Purchasers as a group, the Company (and each of its Subsidiaries) will permit (i) any one or more of the Purchasers who then own, of record or beneficially, any Debentures, or any transferee of a Purchaser who owns, of record or beneficially, at least ten percent (10%) of the then outstanding principal amount of the Debentures, and (ii) any of the agents or representatives of the foregoing Persons, to examine and make copies of and extracts from the records and books of account of and visit the properties of the Company (and any of its Subsidiaries) and to discuss the Company’s affairs, finances and accounts with any of its officers or directors; provided that any Person or Persons exercising rights under this Section 3.4 shall (i) use all reasonable efforts to ensure that any such examination or visit results in a minimum of disruption to the operations of the Company and (ii) shall agree in writing to keep any proprietary information of the Company disclosed to him in the course of such inspection confidential in a manner consistent with prudent business practices and treatment of such Person’s or Persons’ own confidential information and not use such proprietary information for any purpose in competition with the Company’s business. The rights granted under this Section 3.4 shall be in addition to any rights which any Purchaser may have under applicable law.
     3.4 Corporate Existence; Ownership of Subsidiaries. The Company will, and will cause its Subsidiaries to, at all times preserve and keep in full force and effect their corporate existence, and rights and franchises material to the business of the Company and its Subsidiaries, taken as a whole, and will qualify, and will cause each of its Subsidiaries to qualify, to do business as a foreign corporation in any jurisdiction where the failure to do so would have a material adverse effect.

ARTICLE IV
INVESTMENT REPRESENTATIONS
     4.1 Representations and Warranties. Each Purchaser hereby represents and warrants to the Company as follows:
          (a) Such Purchaser (if such Purchaser is not an individual) is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite partnership power and authority and has taken all necessary partnership action required for the due authorization, execution, delivery and performance by such Purchaser of this Agreement and the Related Agreements, and any other agreements or instruments executed by such Purchaser in connection herewith or therewith and the consummation of the transactions contemplated herein or therein;
          (b) This Agreement, the Related Agreements and the other agreements and instruments executed by such Purchaser in connection herewith or therewith will each be a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms;
          (c) No consent, approval, license or authorization of, or designation, declaration or filing with, any court or governmental authority is or will be required on the part of such Purchaser in connection with the execution, delivery and performance by such Purchaser of this Agreement, any Related Agreements and any other agreements or instruments executed by such Purchaser in connection herewith or therewith;
          (d) Such Purchaser is in compliance with all the provisions of this Agreement and, to the extent such Purchaser is not an individual, its organizational and partnership documents, and, to such Purchaser’s knowledge, in all material respects with the material provisions of each other agreement or instrument, judgment, decree, judicial order, statute and regulation by which it is bound or to which it is subject. Neither the execution, delivery or performance of this Agreement and the Related Agreements nor the consummation of the transactions contemplated hereby and thereby, will materially violate, or result in any material breach of, or constitute a default under any provision of such Purchaser’s organization or partnership documents, or any statute, rule or regulation, contract, lease, judgment, decree or other document or instrument by which such Purchaser is bound (if such Purchaser is not an individual);
          (e) Such Purchaser is acquiring the Debentures solely for its own account as an investment and not with a view to any distribution or resale thereof in violation of the Securities Act. Such Purchaser has been advised that the Debentures have not been registered under the Securities Act or under the provisions of any state securities or “blue sky” law. Such Purchaser, by accepting the Debentures, agrees and acknowledges that it will not directly or indirectly, offer, transfer, sell, assign, pledge, encumber, hypothecate or dispose of any of such Debentures (or solicit any offers to purchase or otherwise acquire or take a pledge of any of the Debentures) unless such offer, transfer, sale, assignment, pledge, encumbrance, hypothecation or other disposition is made (i) pursuant to an effective registration statement under the Securities Act and in compliance with all applicable state securities or “blue sky” laws or (ii) pursuant to an available exemption from registration under, or otherwise in compliance with, the Securities Act and all applicable state securities or “blue sky” laws. Such Purchaser understands and agrees that in the case of a transfer or other disposition made pursuant to clause (ii) above, such Purchaser of Debentures shall be required to provide to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that registration under the Securities Act is not required and a written certification (or in the Company’s discretion, an opinion of counsel reasonably acceptable to the Company (who may be counsel employed by such Purchaser)) that qualification or registration under any such state securities laws and regulations is not required (or that any applicable state qualification or registration requirements have been satisfied in full);
          (f) Such Purchaser is an “Accredited Investor” (as such term is defined in Rule 501 of Regulation D of the Securities Act). The financial situation of such Purchaser is such that it can afford to bear the economic risk of holding the unregistered Debentures for an indefinite period of time. Such Purchaser can afford to suffer the complete loss of its investment in the Debentures. The knowledge and experience of such Purchaser in financial and business matters is such that it is capable of evaluating the risk of the investment in the Debentures. Such Purchaser acknowledges that it has had access to such financial and other information, and has been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as such Purchaser has deemed necessary in connection with its decision to purchaser the Debentures, and that no representation or warranty, express or implied, is being made by the Company with respect to the Company or the Debentures, other than those expressly set forth herein;
          (g) Such Purchaser has been advised and understands that the Debentures have not been registered under the Act, on the grounds that no distribution or public offering of the Debentures is to be effected, and that in this connection, the Company is relying in part on the representations of such Purchaser set forth in this Article IV;
          (h) Such Purchaser has been further advised and understands that no public market now exists for any of the securities issued by the Company and that a public market may never exist for the Debentures;
          (i) Such Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Debentures; and
          (j) No person has or will have, as a result of the transaction contemplated by this Agreement, any right, interest or claim against or upon the Purchasers or the Company or any of its Subsidiaries for any commission, fee or other compensation as a finder or broker because of any act or omission by such Purchaser.
     4.2 Permitted Transfers; Legends. The Company agrees that it will permit (i) a transfer of the Debentures by a partnership to one or more of its partners, where no consideration is exchanged therefor by such partners, or to a retired or withdrawn partner who retires or withdraws after the date hereof in full or partial distribution of his interest in such partnership, or to the estate of any such partner or the transfer by gift will or intestate succession of any partner to his spouse or to his siblings, lineal descendants or ancestors of such partner of his spouse, or to a trust created for the benefit of one or more of the foregoing and (ii) a sale or other transfer of any of the Debentures to any person satisfactory to the Company, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if it were an original Purchaser hereunder and upon obtaining assurance satisfactory to the Company that such transaction is exempt from the registration requirements of, or is covered by an effective registration statement under the Act and applicable state securities or “blue-sky” laws, including without limitation, receipt of an unqualified opinion of counsel reasonably satisfactory to the Company. The certificates representing the Debentures shall bear a legend evidencing such restriction on transfer substantially in the following form:
“This subordinated debenture has been acquired for investment and has not been registered under the Securities Act of 1993 (the “Act”) or the securities laws of any state. The debentures may not be transferred by sale, assignment, pledge or otherwise unless (i) a registration statement for the debentures under the Act is in effect or (ii) the company has received an opinion of counsel, which opinion is reasonably satisfactory to the company to the effect that such registration is not required under the Act or the securities laws of any state.”
ARTICLE V
SUBORDINATION OF DEBENTURES
     5.1 Agreement to Subordinate.
          (a) The Company agrees, and each Purchaser by its acceptance thereof agrees, that, notwithstanding any other provision of this Agreement or the Debentures, the payment of the principal of, interest on (including any post-petition interest) and all other fees, expenses and monetary obligations with respect to each and all of the Debentures shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of all Senior Debt. All Indebtedness of the Company denominated by the Company as senior to the Debentures, including guaranties of such permitted Indebtedness, shall be referred to as “Senior Debt.” The term Senior Debt shall include the Trust Preferred Financing. Each Purchaser by its acceptance thereof agrees to execute, acknowledge and deliver such instruments, subordination agreements, inter-creditor agreements and other agreements as any holder of Senior Debt may from time to time request which are not on terms inconsistent with the terms hereunder in order to confirm, reflect and implement such subordination.
          (b) Notwithstanding the foregoing, but subject to Sections 5.2 and 5.3 below, the Company shall be permitted to make payments of principal, interest and premium, as applicable, to the Purchasers from time to time in accordance with Section 1.6 unless such payment is prohibited by the terms hereof.

     5.2 Liquidation; Dissolution; Bankruptcy.
Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company, in a bankruptcy, reorganization, insolvency, receivership or similar proceeding (each, a “Proceeding”) relating to the Company or its property, in an assignment for the benefit of creditors or in any marshaling of the Company’s assets and liabilities:
          (a) Holders of Senior Debt will be entitled to receive payment in full in cash obligations due in respect of Senior Debt of the Company (including interest after the commencement of any bankruptcy proceeding at the rate specified in the documentation governing the applicable Senior Debt of the Company whether or not such interest is an allowed claim in any such proceeding) before the Purchasers will be entitled to receive any payment or distribution with respect to the Debentures (except that Purchasers may receive and retain securities which by their terms are subordinate and junior (at least to the extent provided in this Article V) (“Junior Securities”)); and
          (b) until all obligations with respect to Senior Debt of the Company (as provided in clause (a) above) are paid in full, any distribution to which Purchasers of Debentures would be entitled but for this Article V will be made to holders of Senior Debt of the Company (except that Purchasers of Debentures may receive and retain Junior Securities, as their interests may appear).
     5.3 Default on Senior Debt.
          (a) The Company may not make any payment or distribution in respect of the Debentures (except in the form of Junior Securities) if a payment default on Senior Debt of the Company occurs and is continuing beyond any applicable grace period; or
               (i) any other default occurs and is continuing on any series of Senior Debt of the Company that permits Purchasers of that series of Senior Debt of the Company to accelerate its maturity, and the Purchasers receive a notice of such default (a “Payment Blockage Notice”) from the Company or the representative of any Senior Debt of the Company. If the Purchasers of the Senior Debt receive any such Payment Blockage Notice, no subsequent Payment Blockage Notice may be delivered or will be effective for purposes of this Section 5.3 unless and until (A) at least three hundred and sixty (360) days have elapsed since the delivery of the immediately prior Payment Blockage Notice, and (B) all scheduled payments of principal, interest and premium, if any, on the Debentures that have come due have been paid in full in cash.
Notwithstanding the foregoing, the Company may make payment on the Debentures if the Company and the Purchasers receive written notice approving such payment from the representative of the Senior Debt of the Company with respect to which either of the events set forth in clauses (i) and (ii) above has occurred and is continuing.
Not more than one Payment Blockage Notice may be given in any consecutive three hundred and sixty five (365) day period, irrespective of the number of defaults with respect to all Senior Debt of the Company during such period. However, in no event may the total number of days during which any payment blockage period or periods on the Debentures is in effect exceed one hundred and eighty (180) days in the aggregate during any consecutive three hundred and sixty five (365) day period, and there must be at least one hundred and eighty five (185) days during any consecutive three hundred and sixty five (365) day period during which no payment blockage period is in effect.
The failure to make any payment on the Debentures by reason of this Article V will not be construed as preventing the occurrence of an Event of Default with respect to the Debentures by reason of the failure to make a required payment. Upon termination of any period of payment blockage, the Company will be required to resume making any and all required payments under the Debentures, including any missed payments. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice will be, or be made, the basis for a subsequent Payment Blockage Notice.
          (b) The Company may and will resume payments on and distributions in respect of the Debentures and may acquire them upon the earlier of: (1) in the case of a payment default on Senior Debt, upon the date on which such default is cured or waived; and (2) in the case of a nonpayment default on Senior Debt, upon the earlier of the date on which such nonpayment default is cured or waived or one hundred and eighty (180) days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Senior Debt of the Company has been accelerated, if this Article V otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition. Notwithstanding the foregoing, the Company may make payment on the Debentures if the Company and the Investor Purchasers receive written notice approving such payment from the representative of the Senior Debt of the Company with respect to which either of the events set forth in clauses (1) and (2) of this paragraph has occurred and is continuing.
     5.4 Payments Held in Trust. If any Purchaser receives any payment or distribution of any character, whether in cash, securities or other property, or whether in the form of a payment from the Company or any guarantor or any other party, with respect to such Debentures which such Purchaser is not entitled to receive on account of the provisions of this Article V and has knowledge or has received notice that it is not so entitled, such Purchaser will hold any amounts so received in trust for the benefit of the holders of Senior Debt and will forthwith turn over such payment or distribution to the Purchasers of Senior Debt and upon receipt such payment or distribution shall be applied to Senior Debt until the same shall have been paid in full in cash.
     5.5 The Company’s Obligations Unconditional. The provisions of this Article V are for the purpose of defining the relative rights of holders of Senior Debt on the one hand, and the Purchasers on the other hand, with respect to the Company and its property. Nothing herein shall impair, as between the Company, its creditors other than the holders of Senior Debt, and the Purchasers, the obligation of the Company, which is unconditional and absolute, to pay to the Purchasers thereof the full amount of the principal and accrued and unpaid interest on the Debentures, in accordance with the terms thereof and the provisions hereof, and to comply with all of its covenants and agreements contained herein, subject to the rights, if any, under this Article V of Purchasers of Senior Debt to receive payments and distributions otherwise payable to the Purchasers.

     5.6 Subrogation Upon Payment of Senior Debt. Subject to such conditions as the Purchaser(s) of Senior Debt may require, upon payment in full in cash of all Senior Debt, the Purchasers shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of assets of the Company applicable to Senior Debt, to the extent that distributions otherwise payable to the Purchasers have been applied to the payment of Senior Debt, until the principal of and accrued and unpaid interest on the Debentures shall have been paid in full. For the purposes of such subrogation, no payments or distributions to the holders of Senior Debt of any cash, property or securities which the Purchasers would be entitled to receive except for the provisions of this Article V shall, as between the Company and its creditors (other than the holders of Senior Debt) and the Purchasers, be deemed to be a payment by the Company to or on account of Senior Debt.
     5.7 Reliance. Notwithstanding anything herein to the contrary, the Senior Debt shall be deemed to be paid in full in cash upon receipt by the holders of the Senior Debt of all amounts payable to the Purchasers of the Senior Debt pursuant to any plan of reorganization in respect of which all of the holders of the Senior Debt have voted to confirm.
     5.8 Notices to Purchasers of Senior Debt. Whenever a distribution is to be made or a notice given to holders of Senior Debt pursuant to this Article V, the distribution may be made and the notice given to any indenture trustee or other trustee, agent or representative in respect of such Senior Debt.
     5.9 Benefits of this Article V. The provisions of this Article V are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Debt. The Company and, by their acceptance of the Debentures, the Purchasers acknowledge that the holders of Senior Debt are relying upon the provisions of this Article V in extending such Senior Debt.
     5.10 Obligations Absolute. All rights, interests, agreements and obligations of the Purchasers of the Senior Debt and the Purchasers hereunder shall remain in full force and effect irrespective of:
          (a) any lack of validity or enforceability of any principal loan document executed in connection with the Senior Debt (the “Senior Loan Documents”) or this Agreement;
          (b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Debt or the Debentures, or any amendment or waiver or other modification, including, without limitation, any increase in the amount thereof or the interest rate or fees charged therefor, whether by course of conduct or otherwise, of the terms of any Senior Debt or of the terms of this Agreement;
          (c) the commencement of any Proceeding; or
          (d) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Company in respect of the Senior Debt, or of Purchasers in respect of this Article V (other than payment in full of the Senior Debt).

     5.11 Rights of Holders of Senior Debt. Without the necessity of any reservation of rights against or any notice to or further assent by the Purchasers, (a) any demand for payment of any Senior Debt made by the holders of Senior Debt may be rescinded in whole or in part by the holders of Senior Debt and any Senior Debt may be increased, continued, renewed or extended to the extent permitted by this Agreement, (b) the holders of Senior Debt may exercise or refrain from exercising any rights and remedies against the Company and others, (c) subject to Section 5.10(b), the Senior Debt, or any collateral security therefor or right of offset with respect thereto, may be extended, modified, accelerated, compromised, waived, surrendered, released or left unperfected by the holders of Senior Debt, (d) subject to Section 5.10(b), any agreement or instrument evidencing, securing, guaranteeing or otherwise relating to the Senior Debt may be amended, modified, supplemented, renewed, replaced, refinanced or left unperfected, (e) the holders of the Senior Debt may waive any condition to advancing funds under the Senior Debt and (f) the holders of the Senior Debt and the Company may agree to actions or inaction which may constitute defaults under the Debentures or may take or refrain from taking any action whether or not it affects the subrogation rights of the holders of the Senior Debt and whether or not such action would otherwise constitute a defense or counterclaim to the Company or the holders of the Senior Debt’s obligations hereunder, all without impairing, abridging, releasing or affecting the subordination provided for herein or the Company or such Purchasers’ obligations hereunder.
     5.12 Reinstatement. This Article V shall continue to be effective or be reinstated, and the Senior Debt shall not be deemed to be paid in full in cash, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by the holders of Senior Debt upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.
     5.13 Notice by the Company. The Company and any person acting as an agent for the holders of the Senior Debt shall promptly notify the Purchasers of any facts known to the Company that would cause a payment of any obligations with respect to the Debentures to violate this Article V, but failure to give such notice shall not affect the subordination of the Debentures to Senior Debt provided herein.
     5.14 Knowledge. No Purchaser shall at any time be charged with knowledge of any of the events described in Sections 5.2 or 5.3 hereof or the existence of any other facts which would prohibit the making of any payment of monies to such Purchaser or the taking of any acceleration or other action by such Purchaser by virtue of the provisions of this Article V unless such Purchaser has actual knowledge thereof.

ARTICLE VI
CONDITIONS OF PURCHASERS’ OBLIGATION
     6.1 Effect of Conditions. The obligation of each Purchaser to purchase and pay for the Debentures at the Closing shall be subject at its election to the satisfaction of each of the conditions stated in the following Sections of this Article.
     6.2 Merger Agreement Conditions. Each of the conditions contained in Sections 7.1 and 7.2 of the Merger Agreement shall have been satisfied.
     6.3 Senior Financing. The Company shall have consummated the Trust Preferred Financing.
ARTICLE VII
CONDITIONS OF THE COMPANY’S OBLIGATIONS
     7.1 Effect of Conditions. The obligation of the Company to sell the Debentures at the Closing shall be subject at its election to the satisfaction of each of the conditions stated in the following Sections of this Article.
     7.2 Acquisition Agreement Conditions. Each of the conditions contained in Sections 8.1 and 8.3 of the Acquisition Agreement shall have been satisfied.
     7.3 Senior Financing. The Company shall have consummated the Trust Preferred Financing.
ARTICLE VIII
DEFAULTS AND REMEDIES
     8.1 Events of Default; Acceleration.
     An “Event of Default” occurs if:
     (1) The Company defaults in the payment of any principal of any Debenture when the same shall become due, either by the terms thereof or otherwise as herein provided; or
     (2) The Company defaults in the payment of interest on any Debenture when the same becomes due and payable and the default continues for a period of five days; or
     (3) The Company or any of its Subsidiaries defaults in the performance or observance of any other agreement, term or condition contained in the Debentures, this Agreement or the Related Agreements and such default shall not have been remedied within thirty (30) days after written notice thereof shall have been received by the Company (regardless of the source of such notice); or

     (4) With respect to any Indebtedness or other obligation with respect to debt for borrowed money the outstanding principal amount of which is greater than $1,000,000, the Company or any Subsidiary shall default (subject to any applicable grace period) in the payment of any principal of or premium, if any, or interest on such Indebtedness or other obligation or shall default in the performance of any material term of any instrument evidencing such Indebtedness or other obligation or of any mortgage, indenture or agreement relating thereto, and the effect of such default is to cause, or to permit the holder or holders of such Indebtedness or other obligation to cause, such Indebtedness or other obligation to become due and payable prior to its stated maturity, unless such failure to pay or perform shall have been waived in writing by the requisite holders of such Indebtedness or other obligation; or (b) the Indebtedness under the Trust Preferred Financing has been accelerated; or
     (5) The Company or any Subsidiary pursuant to or within the meaning of any Bankruptcy Law:
          (A) commences a voluntary case,
          (B) consents to the entry of an order for relief against it in an involuntary case,
          (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,
          (D) makes a general assignment for the benefit of its creditors, or
          (E) is the debtor in an involuntary case which is not dismissed within 60 days of the commencement thereof; or
     (6) A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
          (A) provides for relief against the Company or any Subsidiary in an involuntary case,
          (B) appoints a Custodian of the Company or any Subsidiary for all or substantially all of its property, or
          (C) orders the liquidation of the Company or any Subsidiary; or
     (7) A final judgment for the payment of money in an amount in excess of $1,000,000 shall be rendered against the Company or any of its Subsidiaries (other than any judgment as to which a reputable insurance company shall not have denied liability) and shall remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days after the date on which the right to appeal has expired; or
     (8) Any representation or warranty made by the Company in this Agreement shall prove to be materially false or incorrect on the date as of which made;

then and in any such case (a) upon the occurrence of any Event of Default described in clause (5) or (6) above, the unpaid principal amount of and accrued and unpaid interest on the Debentures shall automatically become due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (b) subject to the immediately following paragraph, upon the occurrence of any other Event of Default, in addition to any other rights, powers and remedies permitted by law or in equity, the holder or holders of greater than 50% in principal amount of the Debentures then outstanding may, at its or their option, by notice in writing to the Company, declare all of the Debentures to be, and all of the Debentures shall thereupon be and become, immediately due and payable together with interest accrued and unpaid thereon and all other sums due hereunder, without presentment, demand, protest or other notice of any kind, all of which are waived by the Company.
     Upon the occurrence of any such Event of Default, the holders of Debentures may proceed to protect and enforce their rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in the Debentures held by them, for an injunction against a violation of any of the terms hereof or thereof, or for the pursuit of any other remedy which it may have by virtue of this Agreement or pursuant to applicable law. The Company shall pay to the holders of Debentures upon demand the reasonable costs and expenses of collection and of any other actions referred to in this Article VIII, including without limitation reasonable attorney’s fees, expenses and disbursements.
     No course of dealing and no delay on the part of the holders of Debentures in exercising any of their rights shall operate as a waiver thereof or otherwise prejudice the rights of any holder of the Debentures, nor shall any single or partial exercise of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. No right, power or remedy conferred hereby or by the Debentures on the holders thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.
     8.2 Rescission of Acceleration. At any time after any declaration of acceleration of all the Debentures shall have been made pursuant to Section 8.1 by any holder or holders of the Debentures and before a judgment or decree for the payment of money due has been obtained by such holder or holders, the holder or holders of at least a majority in aggregate principal amount of the Debentures at the time outstanding may, by written notice to the Company and to the other holders of the Debentures rescind and annul such declaration and its consequences, provided that (i) the principal of and accrued and unpaid interest on the Debentures which shall have become due otherwise than by such declaration of acceleration shall have been duly paid, and (ii) all Events of Default other than the nonpayment of principal of and accrued and unpaid interest on the Debentures which have become due solely by such declaration of acceleration shall have been cured or waived by the holders of a majority in aggregate principal amount of the Debentures at the time outstanding. No rescission or annulment referred to above shall affect any subsequent Default or any right, power or remedy arising out of such subsequent Default.

ARTICLE IX
CERTAIN DEFINITIONS
     As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
     “Act” means the Securities Act of 1933, as amended.
     “Agreement” means this Subordinated Debenture Purchase Agreement as from time to time amended and in effect between the parties.
     “Applicable Interest Rate” shall have the meaning set forth in Section 1.6.
     “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.
     “Business Day” shall mean a day which is not a legal holiday in the Commonwealth of Massachusetts or the City of Boston.
     “Change of Control” shall mean (i) a transaction, whereby the securities of the Company representing in excess of 50% of the voting power of the Company are owned directly, or indirectly through one or more entities, by any “person” or “group” of Persons (as such terms are used in Section 13(d) of the Exchange Act), other than those Person who owned at least 50% of the voting power of the Company prior to such transaction or (ii) a sale of all or substantially all of the assets of the Company or (iii) a merger of the Company with or into any other Person (whether or not affiliated with the Company) in which the Company is not the sole surviving or continuing entity.
     “Closing” shall have the meaning set forth in Section 1.4.
     “Closing Date” shall have the meaning set forth in Section 1.4.
     “Company” means LOTS Intermediate Co., a Delaware corporation, and its successors and assigns.
     “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.
     “Default” shall mean an Event of Default or any event which, with notice or lapse of time or both, would become an Event of Default.
     “Debentures” shall have the meaning set forth in Section 1.1.
     “Event of Default” shall have the meaning set forth in Section 8.1.
     “Indebtedness” means all obligations, contingent or otherwise, whether current or long-term, which in accordance with generally accepted accounting principles would be classified upon the obligor’s balance sheet as indebtedness (other than deferred taxes and capitalized leases) and shall also include guarantees, endorsements (other than for collection in the ordinary course of business) or other arrangements whereby responsibility is assumed for the obligations of others, including any agreement to purchase or otherwise acquire the obligations of others or any agreement, contingent or otherwise, to furnish funds for the purchase of goods, supplies or services for the purpose of payment of the obligations of others, excluding accounts payable incurred in the ordinary course of business.
     “Liquidity Event” shall mean any one or more of the following: (i) a liquidation, dissolution or winding-up of the Company, or any of its Subsidiaries whether voluntary or involuntary; (ii) a sale, merger or similar transaction involving the Company or any of its Subsidiaries, as the result of which those Persons who held 100% of the voting power of the Company or any of its Subsidiaries immediately prior to such transaction do not hold more than 50% of the voting power of the Company or such Subsidiary (or the surviving or resulting entity thereof) after giving effect to such transaction; (iii) the sale of all or substantially all of the assets of the Company or any of the Businesses; or (iv) consummation of the first public offering of securities of the Company or any of its Subsidiaries pursuant to a registration statement filed under the Act.
     “Merger Agreement” shall have the meaning set forth in Section 1.3.
     “Person” means an individual, corporation, partnership, joint venture, trust or unincorporated organization or a government or agency or political subdivision thereof.
     “Purchasers” shall have the meaning set forth in Section 1.1.
     “Related Agreements” shall have the meaning set forth in Section 2.2.
     “Subsidiary” or “Subsidiaries” means any limited liability company, corporation, association or other business entity of which the Company and/or any of its other Subsidiaries (as herein defined) directly or indirectly owns at the time more than fifty percent (50%) of the outstanding voting interests of every class of such limited liability company, corporation or other business entity, other than directors’ qualifying shares, and such entity’s successor and assigns.
     “Trust Preferred Financing” shall have the meaning set forth in Section 1.4.
     Capitalized words used as defined terms herein and not otherwise defined shall have the meanings ascribed thereto in the Acquisition Agreement.
ARTICLE X
MISCELLANEOUS
     10.1. Debenture Payments. The Company agrees that, so long as any Purchaser shall hold any Debentures, it will make payments of principal and interest on any Debenture held by such Purchaser not later than 2:00 p.m., Boston, Massachusetts time, on the date such payment is due, in immediately available federal funds, by credit to the Purchaser’s account, as specified in

Schedule 1.1 hereto, or such other account or accounts as the Purchaser may designate in writing, notwithstanding any contrary provision contained herein or any Debenture with respect to the place of payment. Each Purchaser agrees that, before disposing of any Debenture, it or its nominee will make a notation thereon of all principal payments previously paid thereon and of the date to which interest thereon has been paid, and will notify the Company of the name and address of the transferee of such Debenture. At the election of any subsequent holder of any Debenture which has made the same agreements relating to such Debenture as the Purchaser has made in this Section 11.1, the Company will make payments of principal and interest to the account of such successor holder in the same manner as set forth above.
     10.2 Form, Registration, Transfer and Exchange of Debentures. The Debentures are issuable as registered notes and in denominations of not less than $1,000. The Company shall keep at its principal office the register in which the Company shall provide for the registration of the Debentures and for transfers of the Debentures. Upon surrender for registration of transfer of any Debenture at such office, the Company shall execute and deliver, at its expense, one or more new such Debenture or Debentures of like tenor and of like aggregate principal amount, which new Debenture or Debentures shall each be a registered Debenture. At the option of the holder of any Debenture, such Debenture may be exchanged for other Debentures, of any authorized denominations, of a like aggregate principal amount, upon surrender of the Debenture to be exchanged at the office of the Company. Whenever any Debenture is so surrendered for exchange, the Company shall execute and deliver, at its expense, the Debentures which the holder thereof making the exchange is entitled to receive. Every Debenture presented or surrendered for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed by the holder of such Debenture or such holder’s attorney-in-fact duly authorized in writing. Any Debenture issued in exchange for any Debenture or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Debenture so exchanged or transferred, and neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt by the Company of an affidavit of the treasurer, assistant treasurer, or other responsible official of any Purchaser (or, in the case of holders of Debentures other than a Purchaser, evidence reasonably satisfactory to the Company) of the ownership of and the loss, theft, destruction or mutilation of a Debenture and (i) in case of loss, theft or destruction of a Debenture, of indemnity reasonably satisfactory to it or (ii) in the case of the mutilation of any Debenture, upon surrender and cancellation thereof, the Company, at its expense, shall execute and deliver in lieu thereof a new Debenture of like tenor and of a like principal amount and dated and bearing interest from the date to which interest has been paid on such lost, stolen, destroyed or mutilated Debenture.
     10.3 Survival of Representations. The representations, warranties, covenants and agreements made herein or in any certificates or documents executed in connection herewith shall survive the execution and delivery hereof and the closing of the transactions contemplated hereby.
     10.4 Parties in Interest. Except as otherwise set forth herein, all covenants, agreements, representations, warranties and undertakings contained in this Agreement shall be binding on and shall inure to the benefit of the parties hereto and the respective successors and assigns of the parties hereto (including transferees of any of the Debentures).

     10.5 Debentures Owned by Affiliates. For the purposes of applying all provisions of this Agreement which condition the receipt of information or access to information or exercise of any rights upon ownership of a specified principal amount of Debentures, the Debentures or shares owned of record by any affiliate of a Purchaser shall be deemed to be owned by such Purchaser. For the purpose of this Agreement, the term “affiliate” shall mean any Person controlling, controlled by or under common control with, a Purchaser and any general or limited partner of any Purchaser. Without limiting the foregoing, each Purchaser shall be considered an affiliate of each other Purchaser.
     10.6 Amendments and Waivers. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of not less than a majority in aggregate principal amount of the Debentures at the time outstanding; and each holder of any Debenture at the time or thereafter outstanding shall be bound by any consent authorized by this Section 10.6, whether or not such Debenture shall have been marked to indicate such consent, but any Debenture issued thereafter shall contain a reference or bear a notation referring to any such consent; provided, however, that no amendment or waiver may adversely affect any Debenture in a manner different than its effect on all Debentures without the consent of each holder of Debentures so adversely affected in a different manner. The Company shall promptly send copies of any amendment, consent or waiver (and any requests for any such amendment, consent or waiver) relating to this Agreement or the Debentures to each holder of the Debentures and, to the extent practicable, shall consult with holders of the Debentures, in connection with each such amendment, consent and waiver. No course of dealing between the Company and the holder of any of the Debentures nor any delay in exercise any rights hereunder or any of the Debentures shall operate as a waiver of any rights of any holder of such Debentures. The Company will reimburse the Purchasers for the reasonable fees and expenses of counsel incurred in connection with any amendment or modification of this Agreement or any of the Related Agreements or any waiver hereof or thereof.
     10.7 Notices. All notices, requests, consents, reports and demands shall be in writing and shall be hand delivered, sent by facsimile or other electronic medium, or mailed, postage prepaid, to the Company or to the Purchasers at the address set forth below or to such other address as may be furnished in writing to the other parties hereto:

The Company:	LOTS Intermediate Co.
100 W. Bay St.
Jacksonville, FL 32202
Facsimile: (904) 354-4525
Attention: K. Ned Hamil

and	Weil, Gotshal & Manges, LLP
100 Federal Street
Boston, Massachusetts 02110
Attention: Steven M. Peck, Esquire
Fax: (617) 772-8333

The Purchasers:	The address set forth opposite the Purchaser’s name on Schedule 1.1 attached hereto.

with copy to:	Weil, Gotshal & Manges, LLP
100 Federal Street
Boston, Massachusetts 02110
Attention: Steven M. Peck, Esquire
Fax: (617) 772-8333
     10.8 Counterparts. This Agreement and any exhibit hereto may be executed in multiple counterparts, each of which shall constitute an original but all of which shall constitute but one and the same instrument. One or more counterparts of this Agreement or any exhibit hereto may be delivered via telecopier, with the intention that they shall have the same effect as an original counterpart hereof.
     10.9 Effect of Headings. The article and section headings herein are for convenience only and shall not affect the construction hereof.
     10.10 Governing Law. This Agreement shall be deemed a contract made under the laws of the State of Delaware and together with the rights and obligations of the parties hereunder, shall be construed under and governed by the laws of such state.
* * * * *

LOTS Intermediate Co.
Subordinated Debenture Purchase Agreement
Counterpart Signature Page
     If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the Company, whereupon, this letter shall become a binding agreement among us.

Very truly yours, LOTS Intermediate Co.
By:	/s/ Richard S. Kahlbaugh
	Name:	Richard S. Kahlbaugh
	Title:	President

LOTS Intermediate Co.
Subordinated Debenture Purchase Agreement
Counterpart Signature Page

PURCHASERS: SUMMIT SUBORDINATED DEBT FUND III-A, L.P.
By:	Summit Partners SD III LLC,
Its General Partner

By:	[ILLEGIBLE]
Manager Member

SUMMIT SUBORDINATED DEBT FUND III-B, L.P.
By:	Summit Partners SD III, LLC,
Its General Partner

By:	[ILLEGIBLE]
Manager Member

SUMMIT INVESTORS VI, L.P.
By:	Summit Partners VI (GP), L.P.,
Its General Partner

By:	Summit Partners VI (GP), LLC,
Its General Partner

By:	[ILLEGIBLE]
Manager Member

LOTS Intermediate Co.
Subordinated Debenture Purchase Agreement
Schedule 1.1

Principle Amount
of Debentures to
Name and Address	Be Purchased
Summit Subordinated Debt	$13,111,806
Fund III-A, L.P. 222 Berkeley Street, 18th Floor Boston, MA 02116 Fax: (617) 824-1100 Attn:

Summit Subordinated Debt	$6,830,270
Fund III-B, L.P. 222 Berkeley Street, 18th Floor Boston, MA 02116 Fax: (617) 824-1100 Attn:

Summit Investors VI, L.P.	$57,924
222 Berkeley Street, 18th Floor Boston, MA 02116 Fax: (617) 824-1100 Attn:

Totals	$20,000,000

EXHIBIT A
FORM OF DEBENTURE
THIS DEBENTURE HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1993 (THE “ACT”) OR THE SECURITIES LAWS OF ANY STATE. THIS DEBENTURE MAY NOT BE TRANSFERRED BY SALE, ASSIGNMENT, PLEDGE OR OTHERWISE UNLESS (i) A REGISTRATION STATEMENT FOR THE DEBENTURES UNDER THE ACT IS IN EFFECT OR (ii) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, WHICH OPINION IS REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT OR THE SECURITIES LAWS OF ANY STATE. THIS DEBENTURE IS SUBORDINATE AND SUBJECT IN RIGHT OF PAYMENT TO SENIOR DEBT, AS SET FORTH IN THE AGREEMENT.
Subordinated Debenture

$	June ___, 2007
No. R___
     FOR VALUE RECEIVED, LOTS INTERMEDIATE CO., a Delaware corporation (the “Company”), hereby promises to pay to [INSERT PURCHASER’S NAME], a Delaware limited partnership, or its registered assigns, the sum of                                                              ($                    ) on June ___, 2012, together with interest, computed on the basis of the actual number of days elapsed over a 360-day year, on the unpaid principal balance hereof until paid in full at the Applicable Interest Rate (as defined below) from the date hereof, payable in cash quarterly in arrears on the last day of each of March, June, September, and December of each year during which any amounts due hereunder remain outstanding, commencing on June ___, 2007, and until such unpaid balance becomes due and payable (whether at maturity or at a date fixed for mandatory or optional redemption or prepayment or by acceleration or otherwise).
     The “Applicable Interest Rate” shall mean the rate of 14% per annum completed on the basis of a 360-day year and the actual number of days elapsed.
     All payments of principal (including any prepayments or redemptions) and interest hereunder shall be made by the Company in lawful money of the United States of America in immediately available federal funds not later than 2:00 p.m., Boston, Massachusetts, time, on the date each such payment is due, by crediting an account in the United States as the holder of this Debenture may designate in writing to the Company before the scheduled payment date.
     This Debenture is one of a duly authorized issuance of three (3) Debentures of the Company designated as its “Subordinated Debentures due June ___, 2011 (herein called the “Debentures”), in the aggregate principal amount of $20,000,000 and issued under a

Subordinated Debenture Purchase Agreement, dated as of June ___, 2007 (herein called the “Agreement”), between the Company, Summit Subordinated Debt Fund III-A, L.P., Summit Subordinated Debt Fund III-B, L.P. and Summit Investors VI, L.P., to which Agreement and all agreements supplemental thereto reference is hereby made for a statement of the respective rights and duties thereunder of the Company and the holders of the Debentures, and the terms upon which the Debentures are, and are to be, delivered.
     The principal of this Debenture is subject to mandatory and optional prepayment, together with accrued interest, all as more particularly set forth in the Agreement. The Company agrees to make such payments of principal on the dates and in the amounts set forth in the Agreement.
     Notwithstanding anything herein contained to the contrary, the indebtedness evidenced by the Debenture is, to the extent provided in the Agreement, subordinate and subject in right of payment to the prior payment in full in cash of all Senior Debt (as defined in the Agreement), and this Debenture is issued subject to such provisions, and each holder of Debentures, by accepting the same, agrees to and shall be bound by such provisions and agrees to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Agreement.
     In case an Event of Default, as defined in the Agreement, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, immediately due and payable, in the manner, with the effect and subject to the conditions provided in the Agreement. The Agreement provides that such declaration may in certain events be rescinded or annulled by the holders of a majority in principal amount of the Debentures then outstanding.
     No reference herein to the Agreement and no provisions of this Debenture or of the Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the times, places, and rates, and in the coin or currency, herein prescribed.
     As is more fully set forth in the Agreement, this Debenture is transferable by the registered owner hereof, in person or by duly authorized attorney, on the books of the Company to be kept for that purpose, upon surrender and cancellation of this Debenture and upon presentation of a duly executed written instrument of transfer satisfactory to the Company, and thereupon a new Debenture or Debentures, of the same aggregate principal amount and in authorized denominations, will be issued to the transferee or transferees in exchange therefor; and this Debenture, with or without other Debentures may in like manner be exchanged for one or more new Debentures of other authorized denominations but of the same aggregate principal amount, all subject to the terms and conditions set forth in the Agreement. Any such transfer or exchange shall be without charge by the Company.
     All terms used in this Debenture which are defined in the Agreement shall have the meanings assigned to them in the Agreement.

     This Debenture shall be deemed to be a contract made under the laws of the state of Delaware and shall for all purposes be construed in accordance with the laws of said state without giving effect to the conflicts of laws provisions thereof.
     IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed as an instrument under SEAL.

LOTS INTERMEDIATE CO.
By:
Name:
Title: